Exhibit 10.8

INDUSTRIAL LEASE

THIS LEASE ("Lease"), dated April 20, 2011, is made by and between CP Wilsonville LLC, a Delaware limited liability company ("Landlord") and Trellis Earth Products, Inc., an Oregon corporation ("Tenant"), upon the following terms and conditions:

ARTICLE I - DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the following meanings:

1.01         "Building": The office/warehouse building commonly known as Building C. The Building is in a development containing multiple buildings located in the City of Wilsonville, Washington County, Oregon commonly known as "Commerce Park — Wilsonville"; such buildings and all related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping, together with the Building, shall be collectively referred to as the "Project".

1.02         'Premises": Suite No. C in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A-1 and incorporated herein by reference.

1.03         "Rentable Area of the Premises": Approximately eighteen thousand three (18,003) square feet, which Landlord and Tenant have conclusively stipulated as the Rentable Area of the Premises. For all purposes under this Lease, "Rentable Area" shall mean the gross floor area (measured to the exterior surface of exterior walls and to the center of shared partition walls, if applicable) of the Premises, the Building or the Project (as the case may be), including mezzanines and any utility rooms, and without deduction for columns or projections. The Rentable Area of the Premises includes a portion of the Building's utility room(s) based on the Rentable Area of the Premises as it relates to the Rentable Area of the Building.

1.04         "Lease Term" or "Term": • The period from and including the Commencement Date through and including the Expiration Date, unless sooner terminated or renewed as otherwise provided in this Lease.

1.05          “Commencement Date": May 1, 2011, subject to adjustment in accordance with Article III hereof.

1.06         "Expiration Date": The last day of the month during the month that is fifty-two (52) months after the Commencement Date.

1.07 "Base Rent":	Months 1- 12: $91,392.00 annually ($7,616.00 per month),
Months 13 —24: $94,133.76 annually ($7,844.48 per month),
Months 25 — 36: $96,957.72 annually ($8,079.81 per month),
Months 37 —48: $99,866.52 annually ($8,322.21 per month),
Months 49— 52: $102,862.56 annually ($8,571.88 per month).

Initial Estimated “Operating Expenses”

Operating Expenses (excluding Real Property Taxes and Landlord Insurance):	$1,590.00
Landlord Insurance:	$150.00
Real Property Taxes:	$1,230.00
Estimated Monthly Payment	$2,970.00

 1.08 "Tenant's Percentage Share": Twenty-eight and 33/100ths percent (28.33%) of the Building and fourteen and 23/100ths percent (14.23%) of the Project, computed by dividing the Rentable Area of the Premises, less any mezzanines, by the total Rentable Area of the Building and the Project, as applicable, less any mezzanines. Landlord may reasonably redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions, exclusions or modifications to the Building or the Project. The Building's share of Project costs shall be reasonably determined by Landlord. Project costs may be allocated by Landlord among the buildings, which are a part of the Project, on a proportionate basis, or as otherwise reasonably determiner by Landlord. Notwithstanding the above, Landlord shall have the right, but not the obligation, to equitably adjust Tenant's Percentage Share of any specific Operating Expense so as to render such expense payable proportionately by those tenants benefited by the same or otherwise in order to appropriately allocate such Operating Expense to cover the area covered by such Operating Expense.

1.09           "Security Deposit": $17,143.76.

1.10          "Tenant's Permitted Use": General office, warehouse, distribution and light manufacturing of packaging materials and no other use.

1.11          "Landlord's Address for Notices": International Airport Centers L.L.C., 190 N. Canon Drive, Suite 300, Beverly Hills, CA 90210, Attn: Managing Director, with a copy to current Mortgagee.

1.12           "Tenant's Address for Notices": 9125 SW Ridder Road, Wilsonville, OR 97070.

1.13           "Landlord's Broker": Kidder Mathews.

1.14           "Tenant's Broker": NAT Norris Beggs & Simpson, Michael R. Merino CCIM SIOR.

1.15           "Guarantor": None

1.16           "Guarantor's Address": Not applicable.

ARTICLE II - PREMISES

2.01 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date, Landlord shall deliver the Premises to Tenant in the condition described in Section 2.02 below and otherwise in substantial compliance with the approved plans and specifications for Landlord's Work, if any.

2.02 Acceptance of Premises. Except as expressly set forth in Section 2.03, Tenant agrees to accept the Premises in their "as is" physical condition without any agreements, representations or obligations on the part of Landlord as to the condition of the Premises, Building or Project. Upon taking possession of the Premises, Tenant shall execute Landlord's form of lease commencement confirmation letter. The rentable areas of the Premises specified in Article I is approximate. Tenant is satisfied with such approximation and with Landlord's measurement of the rentable areas of the Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their suitability for the conduct of Tenant's business.

2.03 Landlord's Work. Prior to the Commencement Date, Landlord shall perform the work (the "Landlord's Work") described in Exhibit B, which consists of the drawings (the "Initial Plans") and specifications (the "Initial Building Specifications") previously approved by Landlord (collectively, the "Initial Plans and Building Specifications"). Within five (5) days after Landlord's request, Tenant shall furnish to Landlord such additional information as Landlord may reasonably require to enable Landlord's architects and/or engineers to Prepare working drawings and specifications for Landlord's Work (the "Working Drawings"), if necessary. Neither the approval by Landlord of Landlord's Work, the Initial Plans and Building Specifications or any other plans, drawings, specifications or other items associated with Landlord's Work, nor Landlord's performance or supervision of Landlord's Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's Permitted Use. So long as the Working Drawings are consistent with the Initial Plans and Building Specifications, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use. Landlord may proceed with Landlord's Work at any time after the execution of this Lease and the completion of the Working Drawings, if applicable. Landlord, at its expense, shall cause Landlord's Work to be performed using building standard materials, quantities and procedures then in use by Landlord (as determined by Landlord in its discretion), except as may be stated or shown otherwise in the Working Drawings. Landlord's Work shall be deemed to have been substantially completed for all purposes under this Lease, upon the earlier to occur of (i) certification by Landlord's architect that Landlord's Work shall have been completed, except for "punchlist" items, in substantial compliance with the Initial Plans and Building Specifications or Working Drawings, if applicable, or (ii) the occupancy of all or any portion of the Premises by Tenant for the operation of its business ("Substantially Complete" or "Substantial Completion"). Any additional work ("Additional Work") which Landlord may agree to perform at Tenant's request, either before or after occupancy, shall be at Tenant's sole expense, plus a fee payable to Landlord in the amount of ten percent (10%) of the total cost of such Additional Work as compensation to Landlord for administration and overhead ("Landlord's Additional Compensation"). Prior to Landlord's commencement of any Additional Work, Tenant shall execute and deliver to Landlord an Additional Work order in the form then in use by Landlord, and Tenant shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation. Landlord may, at Landlord's discretion, grant to Tenant a license to access the Premises prior to the Commencement Date to allow Tenant to prepare the Premises for Tenant's use and occupancy; provided, however, that (A) such access by Tenant shall be at Tenant's sole risk and Landlord shall not be liable for any injury, loss or damage to Tenant or Tenant's Personal Property (as hereinafter defined) and (B) notwithstanding anything to the contrary herein contained, during the period of any such license, all of the applicable provisions of this Lease shall apply, including, without limitation, the provisions of Articles IX, X and XI.

2.04 Common Areas. "Project Common Areas" shall mean all site land, improvements, parking facilities, driveways, truck courts, sidewalks and landscaping related to any buildings of the Project. Tenant may use the Project Common Areas on a non-exclusive basis with all other parties to whom the right to use such Project Common Areas has been or is hereafter granted. Tenant shall not interfere in any way with the use of the Project Common Areas by such other parties. Landlord shall operate, maintain, replace and repair the Project Common Areas, and the costs and expenses thereof shall be included in Operating Expenses (as hereinafter defined). Landlord reserves the right to modify, restrict, regulate and/or remove any portion of the Project Common Areas at any time and to otherwise regulate the use thereof. Tenant's right to utilize the Project Common Areas shall at all times be subject to Landlord's reserved rights therein as described in Section 22.15 hereof, the Rules and Regulations referred to in Section 17.01 hereof and all encumbrances, easements, ground leases, and covenants, conditions and restrictions ("CC&Rs") now or hereafter affecting or encumbering the Project.

2.05 Right of First Offer. If at any time during the Term of the Lease, the space in the Building contiguous with the Premises containing approximately 15,706 rentable square feet as shown on Exhibit A-3 as the "Right of First Offer Space" is available for lease or is about to become available for lease (such space shall not be deemed available for lease if it is subject to any existing options of existing tenants of the Building) and so long as Tenant is not in default of this Lease, Landlord shall notify Tenant of the availability of such space and the terms upon which Landlord is willing to lease such space to Tenant (which terms shall be determined by Landlord in its sole discretion; provided, however, if Tenant exercises its right of first offer prior to January 1, 2012: (i) the monthly Base Rent for the Right of First Offer Space shall be $5,026.00, which monthly Base Rent shall be increased by 3% on May 1, 2012 and on each May I thereafter, and (ii) Landlord shall provide Tenant with a tenant improvement allowance in the amount of $15,078.00 which shall be disbursed consistent with the disbursement procedures in Exhibit B for the Construction Allowance). Tenant shall have five (5) business days to accept Landlord's offer. Such right of first offer is a one (1) time only right. If Tenant fails to accept Landlord's offer within such five (5) business day period, Landlord shall be free to lease such space any time during the term of this Lease free and clear of any rights of Tenant. The right of first offer contained herein shall not apply to any renewal or extension of an existing lease (even if such lease does not contain an automatic extension right) and shall be personal to Trellis Earth Products, Inc.

ARTICLE III - TERM

3.01 Term. Except as otherwise provided in this 'Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease; provided, however, that, if for any reason, Landlord's Work shall not have been Substantially 2 Completed on the date described in Section 1.05, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but rather, the Lease Term shall commence upon, and the Commencement Date shall be redefined as, the date on which Landlord's Work shall have been Substantially Completed (however, if Substantial Completion of Landlord's Work shall have been delayed due to the acts or omissions of Tenant, or its subtenants and assignees, and their respective partners, stockholders, members, directors, officers, agents, employees, contractors, subcontractors, vendors, clients, customers and invitees (collectively "Tenant's Parties"), including, but not limited to, Tenant's failure to timely furnish any requested information, Tenant's failure to approve the Working Drawings within the time allotted, the necessity of any requested Additional Work, or Tenant's interference with Landlord's construction of Landlord's Work to Premises during Tenant's work within the Premises (whether such work is performed by Tenant or its contractor or by Landlord or its contractor on Tenant's behalf), the Commencement Date shall be the date that, in Landlord's architect's reasonable judgment, Landlord's Work would have been Substantially Completed, but for such acts or omissions of Tenant's Parties), and, unless Landlord shall elect otherwise in writing to Tenant prior to the Commencement Date, the Expiration Date shall be extended by an equal number of days.

 3.02 Early Occupancy. Tenant shall have the right to occupy the Premises upon the mutual execution of this Lease. Such early access to the Premises by Tenant shall be solely for the purpose of installing Tenant's information technology services infrastructure, furniture and fixtures, and in all instances shall be subject to the following conditions: (i) prior to Tenant's entry into the Premises, Tenant provides Landlord with proof that Tenant has the insurance that Tenant is required to maintain under this Lease, (ii) prior to Tenant's entry into the Premises, Tenant provides Landlord with such evidence •as reasonably required that Tenant has received all required governmental approvals to enter the Premises, (iii) prior to Tenant's entry into the Premises, Tenant provides Landlord with contractor's licenses, insurance and bonds for all contractors entering the Premises in connection with any work to be performed on by Tenant in the Premises, and (iv) Landlord shall have the right to terminate or suspend Tenant's early access at any time that Landlord determines that such early access interferes with the performance of Landlord's Work.

 3.03 Option to Extend. Landlord hereby grants Tenant the right to extend the term of the Lease for one (1) additional period of four (4) years (such extended period is hereinafter referred to as the "Extended Term") on the same terms and conditions contained in the Lease, except that (i) Base Rent for the Extended Term shall be as set forth per the fair market rent methodology hereinbelow, (ii) no additional options to extend shall apply following the expiration of the Extended Term, and (iii) Landlord shall have no obligation to make any improvements to the Premises or contribute any amounts therefor. Written notice of Tenant's exercise of its option to extend ("Option to Extend") the Term of this Lease for the Extended Term must be given to Landlord no less than six (6) months prior to the date the Term of the Lease would otherwise expire. If Tenant is in default under this Lease, Tenant shall have no right to extend the Term of this Lease until such default is cured within the cure period set forth in this Lease for such default, if any; provided, that the period of time within which said Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise said Option to Extend because of a default. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Base Rent shall be adjusted as of the commencement date of the Extended Term as follows (but in no event shall it be' less than the Base Rent for the month immediately prior to the commencement of the Extended Term):

(A) Not later than five (5) months prior to the commencement of an Extended Term, Landlord shall provide Tenant with Landlord's determination of the fair market Base Rent for such Extended Term, including any appropriate annual fair market rent increases ("Landlord's Determination of Base Rent for Extended Term"). Tenant shall provide notice to Landlord within ten (10) days after receipt of such notice from Landlord as to whether Tenant accepts 'Landlord's Determination of Base Rent for Extended Term. In the event Tenant does not agree to Landlord's Determination of Base Rent for Extended Term, Landlord and Tenant shall attempt to agree upon Base Rent for the Premises for the Extended Term, such rent to be the fair market rental value of the Premises for the Extended Term, as defined in Subsection (C) below. If the parties are unable to agree upon the Base Rent for the Extended Term by the date three (3) months prior to the commencement of the Extended Term, then within ten (10) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Base Rent for the Extended Term, If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Base Rent for the Extended Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Base Rent for the Extended Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Base Rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Washington County Circuit Court for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(B) The fair market Base Rent shall be fixed by the three appraisers in accordance with the following procedures. Each party appointed appraiser shall state, in writing, such appraiser's determination of the fair market Base Rent supported by the reasons therefor and shall make counterpart copies for the other party appointed appraiser and the neutral appraiser. The party appointed appraisers shall arrange for a simultaneous exchange of their proposed fair market Base Rent determinations. The role of the neutral appraiser shall be to select whichever of the two proposed determinations of fair market Base Rent most closely approximates the neutral appraiser's own determination of fair market Base Rent. The neutral appraiser shall have no right to propose a middle ground or any modification of either of the two proposed determinations of fair market Base Rent. The determination of fair market Base Rent the neutral appraiser chooses as that most closely approximating the neutral appraiser's determination of the fair market Base Rent shall constitute the decision of the appraisers and shall be final and binding upon the parties. The appraisers shall have no power to modify the provisions of this Lease.

(C) For purposes of the appraisal, the term "-fair market Base Rent-" shall mean the price that a ready and willing tenant would pay, as of the Extended Term commencement date, as a base rent to a ready and willing landlord of premises comparable to the Premises, in terms of size, quality and comparable term, in their then-improved state, in the Wilsonville, Oregon market, if such premises were exposed for lease on the open market for a reasonable period of time; including any rent increases over the Extended Term. In no event shall there be deducted from such fair market rental the value of any concessions, including without limitation, tenant improvements, commission and/or "downtime."

(D) The neutral appraiser's decision shall be made not later than thirty (30) days after the submission by the appraisers of their proposals with respect to the fair market Base Rent. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the neutral appraiser may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Absent fraud, collusion or willful misconduct by the neutral appraiser, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The option privilege granted herein shall not be assigned under any circumstances unless Landlord shall have consented to such assignment in writing, which consent may be withheld by Landlord in its sole discretion.

ARTICLE  IV-RENTAL

4.01                 Definitions.
(A) "Property Taxes" means the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent (including, without limitation, any gross receipts tax, license fee or excise tax) and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of ad valorem taxes), and any other tax or charge which Landlord shall incur in connection with the Project, the execution of this Lease, or Tenant's use or occupancy of the Premises or any part thereof. Property Taxes shall also include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be those that are due for payment or are paid during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord, and measured by or based in whole or in part upon the Project or the rents or other income from the Project to the extent that such items would be payable if the Project was the only property of Landlord subject to same and the income received by Landlord from the Project was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, systems and appurtenances of Landlord used in connection with managing or operating the Project.

(B) "Operating Expenses" means all costs and expenses incurred by Landlord in the operation, ownership, maintenance, administration, management, replacement, servicing, compliance and repair of the Project, which may include, but not be limited to: compensation of the Project manager and his or her personnel; costs for security, utility charges; costs for repairs to walks, drives, parking areas, or any other improvements on the land; license, permit and inspection fees; grounds care costs, including snow removal, landscaping and lawn, tree and shrubbery care; costs for striping and resurfacing the parking lot; costs for labor, supplies, materials, equipment, tools and insurance premiums connected therewith; all costs of maintenance and redecoration of the exterior of the buildings within the Project, including repainting and glazing.

(C) "Insurance Expenses" means all costs to Landlord for premium for "all risk" property, business income and extra expense, liability, earthquake, and all other insurance obtained by Landlord in connection with or relating to the Project.

4.02 Payment. During each calendar year throughout the Lease Term, Tenant shall pay to Landlord, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff whatsoever, Tenant's Percentage Share of Property Taxes, Operating Expenses and Insurance Expenses (collectively the "Tax, Operating and Insurance Expenses"). Tenant's Percentage Share may be adjusted to include costs and expenses reasonably allocated by Landlord among certain tenants in the Project. If the Project does not have one hundred percent (100%) occupancy at any time during a calendar year, the variable cost components of the Tax, Operating and Insurance Expenses shall be adjusted to the amount of such variable costs which would have been incurred by Landlord had the Project been one hundred percent (100%) occupied for the entire calendar year or the portion thereof falling in the Lease Term.

4.03          Estimates: Landlord's Statement. The Tax, Operating and Insurance Expenses shall be determined and paid as follows:

(A) During each calendar year during the Lease Term, Landlord shall give Tenant notice of Landlord's estimate of amounts payable for that calendar year. On or before the first day of each calendar month, Tenant shall pay to Landlord as Rent one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(B) Within one hundred twenty (120) days after the close of each calendar year, Landlord shall deliver to Tenant a statement of that year's actual Tax, Operating and Insurance Expenses, as determined and certified by Landlord ("Landlord's Statement"), and subject to Section 4.04, such Landlord's Statement shall be binding upon Tenant. If the total amount of the actual Tax, Operating and Insurance Expenses is more than the estimated payments for same for such calendar year made by Tenant, then Tenant shall pay the deficiency to Landlord within ten (10) days of receipt of Landlord's Statement. If the total amount of the actual Tax, Operating and Insurance Expenses is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against additional rent next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant provided that Tenant shall not then be in default under this Lease. No delay in providing the statements described in this Section 4,03(B) shall act as a waiver or off set of Landlord's right to payment hereunder.

(C) If this Lease shall commence or terminate on a day other than the first or last day of the calendar month (whichever the case may be), the amount of the Tax, Operating and Insurance Expense that is applicable to the calendar year in which such commencement or termination occurs shall be prorated on the basis of the number of days of such partial calendar year as compared to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 4.03 to be performed after such termination.

4.04 Review of Landlord's Statement. Provided Tenant is not then in default under this Lease, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, exercisable by written notice delivered to Landlord within ten (10) days after Landlord's delivery of such statement to Tenant. Such review shall be requested no later than thirty (30) days after delivery of the Landlord's Statement and .shall be performed by a certified public accountant on a non-contingency fee basis at Tenant's sole cost and shall be conducted at such place as Landlord may reasonably designate and at such time and upon notice as shall minimize any disruption to Landlord's business operations. The results of said review shall be presented to Landlord no later than thirty (30) days after such review is complete. Any dispute pertaining to Landlord's Statement shall be resolved by an independent certified public accountant of national standing reasonably selected by Landlord, whose determination shall be binding, and whose fees shall be borne by the party whose position such accountant determines shall depart the most from the determination. Any records reviewed hereunder constitute confidential information of Landlord, which shall not be disclosed by Tenant to anyone other than the aforesaid accountant. Whether or not Tenant elects to contest its payments of Tax, Operating and Insurance Expenses, Tenant shall pay all sums required under Section 4.03 as and when due.

4.05 Base Rent. During the Lease Term, Tenant shall pay to Landlord for the Premises as part of Rent, the annual Base Rent in monthly installments as described in Section 1.07. Upon execution hereof; Tenant shall pay Landlord Base Rent attributable to the first calendar month of the Lease Term or, if applicable, the first calendar month immediately succeeding the expiration of any period of abatement of Base Rent otherwise herein provided. Thereafter the annual amount of Base Rent due Landlord shall be payable in equal monthly installments due in advance on the first day of each calendar month without notice, demand, abatement, deduction or offset for any reason, except as specifically provided to the contrary in Article XI. If the Commencement Date is other than the first day of a calendar month, any prepaid Base Rent for the first month of the Term shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in such month.

4.06 Late Charge; Interest. If Landlord shall not receive Rent on or before three (3) days after the date the payment is due, in addition to any other rights and remedies of Landlord for Tenant's default, Tenant shall pay to Landlord (A) a late charge equal to five percent (5%) of the overdue amount to cover additional administrative costs; and (B) interest on the delinquent amounts at a default rate of interest equal to the lesser of the maximum rate permitted by law, if any, or the Prime Rate plus four percent (4%) per annum, from the date due to the date paid. For purposes hereof, the "Prime Rate" shall mean the rate of interest per annum publicly announced by Bank America in San Francisco, California as its prime lending rate or reference rate as in effect from time to time (the Prime Rate is not necessarily the best or lowest rate of interest offered by the bank).

4.07 Additional Rent. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether denominated as such, shall constitute additional rental hereunder. All additional rental, together with the Base Rent, shall sometimes be referred to in this Lease as "Rent". All Rent shall be paid to Landlord, without notice, demand, abatement, deduction or offset for any reason, in lawful money of the United States at such place as Landlord may designate from time to time by written notice given to Tenant.

4.08 Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment.

ARTICLE V - SECURITY DEPOSIT

5.01 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the refundable Security Deposit to secure Tenant's faithful performance under this Lease. If Tenant shall default hereunder, Landlord may apply all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so applies any portion of the Security Deposit, Tenant shall immediately, upon written demand, restore the Security Deposit to the full amount hereinabove stated. LANDLORD SHALL NOT BE REQUIRED TO KEEP THE SECURITY DEPOSIT SEPARATE FROM ITS GENERAL ACCOUNTS AND TENANT SHALL NOT BE ENTITLED TO ANY INTEREST ON THE SECURITY DEPOSIT. Within thirty (30) days after the expiration of the Term and the vacation of the Premises by Tenant, the Security Deposit, less any portion thereof to which Landlord may be entitled, shall be returned to Tenant provided Tenant is not in default of this Lease. If Tenant is in default hereunder more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater ofi (A) three (3) times the original Security Deposit, or (B) four (4) month's Base Rent, which shall be paid by Tenant to Landlord forthwith on demand. Based on the annual reconciliation of Tenant's Percentage Share of actual Operating Expenses, Insurance Expenses and Property Taxes, the actual amount due from Tenant for the final estimate period of the Term shall be due and payable, though it may not be finally calculated until after the expiration of the Term. Thus, Landlord shall have the right to continue to hold the Security Deposit following the expiration of the Term until Tenant's Percentage Share of actual Tax, Operating and Insurance Expenses has been calculated by Landlord and paid by Tenant.

ARTICLE VI - USE OF PREMISES

6.01 Tenant's Permitted Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises and/or Project are suitable for Tenant's Permitted Use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

6.02         Compliance With Laws and Other Requirements.

(A) Tenant shall cause, at its expense, the Premises to comply with all laws (including Environmental Laws, as hereinafter defined) ordinances, regulations and directives of any governmental authority applicable to the Premises or Tenant's use thereof; including, without limitation, the Americans With Disabilities Act (collectively "Applicable Laws"). Operating Expenses shall include (without limitation) the cost of any improvements, capital expenditures, repairs or replacements to the Project, or any equipment or machinery used in connection with the Project, if any such item is required under any Applicable Law.

(B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (i) violates any Applicable Law; (ii) causes or is reasonably likely to cause any damage or liability to the Premises, the Project, Landlord, other tenants or occupants of the Project or their property; (iii) violates a requirement or condition of any insurance policy covering the Project and/or the Premises, or increases the cost of such policy; (iv) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Project, or their property, including, without limitation, any immoral or obscene act or any other act tending to injure the reputation of the Project; or (v) violates the Rules and Regulations referenced in Article XVII.

(C) Tenant shall not commit or allow any waste or damage to be committed on any portion of the Project. Tenant shall not do, nor permit, anything which shall increase the costs of operating or maintaining the Project, including, but not limited to, insurance premiums, property taxes and utility bills.

6.03          Hazardous Materials.

(A) Definitions: (i) "Environmental Laws" means all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority; (ii) "Hazardous Materials" means any material or substance: (a) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," "dangerous," "toxic" or "air pollutant" under Environmental Laws, or any like or similar term or terms; (b) contains petroleum, crude oil or any fraction thereof, (c) containing polychlorinated biphenyls (PCB's); (d) contains asbestos; (e) which is radioactive; (f) which displays toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by Environmental Laws; or (g) which cause a nuisance upon or waste to any portion of the Project (iii) "Handle" (or variations of such term) means any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials; and (iv) "Regulatory Authority" means any federal, state or local governmental agency, commission, board or political subdivision, or any industry organization, including, without limitation, the International Air transport Association, which may impose liability or standards of conduct concerning public health and safety, the environment, or the Handling of Hazardous Materials.

(B) No Hazardous Materials shall be Handled upon, about, above or beneath the Project, by or on behalf of Tenant's Parties, unless the Hazardous Materials are: (i) listed in Exhibit C hereto and then only in the quantities listed in the exhibit; (ii) normal quantities of copier fluids and cleaning supplies containing Hazardous Materials which are customarily used in the conduct of general administrative and executive office activities so long as same are handled strictly in accordance with applicable Environmental Laws; or (iii) Handled as specified in Section 6.03(F). Any such Hazardous Materials so Handled, or the presence or migration of which is a result of the act or omission of Tenant's Parties, shall be known as Tenant's Hazardous Materials. Tenant shall cause Tenant's Hazardous Materials to be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws. Tenant shall ensure that all of Tenant's employees who Handle Tenant's Hazardous Materials are properly trained and licensed in accordance with Environmental Laws. Tenant shall not cause or permit Tenant's Hazardous Materials to be disposed of, released, discharged or permitted to spill, leak or migrate upon, about, above or beneath any portion of the Project.

(C) Tenant shall, at its sole cost, promptly take all actions required by any Regulatory Authority, or necessary in Landlord's reasonable estimation, which requirements or necessity arises from the Handling, presence or migration of Tenant's Hazardous Materials on or about the Premises or any portion of the Project, (i) such that Landlord can make full economic use of the Premises and all other portions of the Project, and (ii) to restore the Premises and any affected portions of the Project to the condition existing prior to the introduction of Tenant's Hazardous Materials, irrespective of any less stringent standards or remediation allowable under applicable Environmental Laws. Such actions shall include, without limitation, the investigation of the environmental condition of the Premises or any portion of the Project, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section 6.03(C).

(D) Tenant shall immediately notify Landlord and Mortgagee, if any, of: (i) its knowledge of any disposal, release, discharge, migration, spill, or leak of Tenant's Hazardous Materials; (ii) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any Regulatory Authority with respect to any Hazardous Materials on, about, above, beneath or from the Project or the migration thereof from or to other property, (iii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Materials on, about, above, beneath or from the Project; and (iv) any matters where Tenant is required by any Environmental Laws to give a notice to any Regulatory Authority concerning Hazardous Materials on or from the Project.

(E) Tenant agrees that the damages to Landlord which are the result of the release, spill, disposal, discharge, leakage or migration of Tenant's Hazardous Materials at the Project and are recoverable by Landlord from Tenant, include, but are not limited to, the following (collectively, "Environmental Damages"): (i) costs incurred by Landlord (including attorney's and consultant's fees and testing) for investigation and remediation; (ii) the diminution in the value of the Project or any portion thereof; (iii) damages for the loss or restriction on the use of space or of any amenity of the Project, including, but not limited to, any loss of rent or other charges from other tenants or users of the Project; and (iv) damages arising from any adverse impact on the marketing of space in the Project.

(F) Landlord acknowledges that, due to Tenant's Permitted Use of the Premises, Tenant will occasionally Handle Hazardous Materials on the Premises which are in transit to their final destination; however, such presence and handling of Hazardous Materials shall be in compliance with all applicable Environmental Laws and the following guidelines: (i) no nuclear or explosive materials will be Handled by Tenant on the Premises, except such radioactive isotopes as Tenant may Handle from time to time; (ii) all Hazardous Materials will be Handled in a well marked area which is. used exclusively for Hazardous Materials; (iii) particular shipments of Hazardous Materials shall be Handled in such a way that any such Hazardous Materials which are incompatible or reactive to each other shall be kept separate at all times; (iv) any shipment of Hazardous Materials shall only be present on the Premises for a maximum period of twenty-four (24) hours; and (v) all such Hazardous Materials shall be Handled in sealed packages or containers which may not be opened on the Premises.

ARTICLE VII - UTILITIES AND SERVICES

7.01 Services. Tenant may use any existing utility service connection into the Premises and Tenant, at its sole expense, shall continuously maintain throughout the Lease Term all such utility service. Tenant shall pay to the appropriate utility company or other provider directly, or at Landlord's election to Landlord, for all water, gas, heat, electricity, light, power sweeping and other janitorial services, rubbish and trash disposal, pest and rodent control, sewer, fire protection, alarm and other security services and any other utilities and services relating to the Premises and Project, together with any taxes thereon, connection charges and deposits, and also shall pay for all electrical light bulbs, lamps and tubes in connection therewith. Landlord reserves the right during the Lease Term to grant easements for public utility access on; over or below the Premises without any abatement in Rent, provided that said easements or access do not unreasonably interfere with Tenant's Permitted Use of the Premises. Tenant shall arrange for and pay for all telephone and other communication services and equipment, including any additions or alterations to the existing telephone service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Project, and which shall be appropriately.labeled. Landlord shall only be responsible for arranging standard telephone service to the Building's common utility room or area.

7.02 Separate Metering. If any utilities are not separately metered for the Premises, Landlord may: (i) require that Tenant make reasonable arrangements to share such utilities with the other parties whose premises are on such meter, (ii) require that Tenant pay Landlord a share of such utilities based on the Rentable Area of the Premises as a percentage of the total Rentable Area of occupied space that is jointly metered, or (iii) require that Tenant pay Landlord a share of such utilities based on consumption estimates of Landlord's engineer or consultant (in which case, such engineer's or consultant's fees and costs shall be added to the utility bills). Landlord may elect to install separate meters (but the costs of installing, maintaining and reading such meters shall be• borne by Tenant). Landlord may reasonably estimate in advance any amounts payable by Tenant to Landlord hereunder and Tenant shall pay such amounts within ten (10) days after the same are billed, subject to periodic adjustment (and additional payment by Tenant or credit by Landlord) after the actual amounts have been determined.

7.03 Installation, Connection and Use of Utility Equipment. Tenant, at its sole cost and expense, shall install and connect all equipment and lines required to supply such utilities to the extent not already serving the Premises or, at Landlord's option, shall repair, alter or replace any such existing items (or Tenant, at its sole cost or expense, shall share the costs thereof for any equipment shared with other tenants). Tenant shall maintain, repair and replace all such items, and keep the same in good working order, condition and repair. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements of Article IX hereof. Tenant shall ensure that any supplemental HVAC equipment is installed and all HVAC equipment is operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated and/or air conditioned to avoid damage to interior finishes and fixtures and freezing of pipes.

7.04 Interruption of Services. Landlord shall not be liable for any failure to furnish, or interruption in furnishing, any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, terrorism, moratorium or other governmental action, or any other cause, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Rent under this Lease or constitute a constructive eviction of Tenant or entitle Tenant to terminate this Lease. Further, if any governmental authority or public utility promulgates or revises any applicable law, ordinance, rule or regulation, or issues mandatory or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with same and Tenant's obligations hereunder 'shall not be affected thereby. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not necessarily in given instances prevent same. Such risk is assumed by Tenant with respect to Tenant's property and interest of Tenant's Parties. Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by applicable law.

ARTICLE VIII - MAINTENANCE AND REPAIRS

8.01 Landlord's Obligations. Landlord shall maintain, subject to reimbursement of costs as part of Operating Expenses, the root foundation, exterior walls (excluding all windows, plate glass, doors and pest control and extermination), downspouts, fire safety sprinkler systems of the Project and roads, parking areas, sidewalks, landscaping, drainage, common area lighting facilities, plumbing system, electrical system, storm sewers, sanitary sewers and water main in good working order, repair and condition except for reasonable wear and tear and damage due to casualty which shall be covered by Article Xl. Landlord shall not be liable to Tenant for any damage or inconvenience resulting therefrom and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease and/or to constructive eviction or termination.

8.02 Tenant's Obligations. During the Lease Term, Tenant shall, at its risk and at its own sole cost, maintain the Premises in good working order, repair and condition (including all necessary replacements), including, but not limited to, interior partitions, interior sides of exterior walls, floors, floor coverings, windows, window coverings and electrical and plumbing fixtures, all glass elements, doors (including dock, grade and man doors), dock bumpers, levelers, light bulbs, other improvements and fixtures within the Rentable Area of the Premises and regular removal of debris. As to the maintenance and repair of the HVAC equipment in the Premises, Tenant shall contract directly with an HVAC servicing company reasonably acceptable to Landlord for maintenance, repair, and inspection no less frequent than quarterly; provided, however, that Landlord shall have the option of contracting directly with an IIVAC servicing company for all such work and charging Tenant for all costs thereof. In addition, if any repair or maintenance is necessary or prudent under Section 8.01 as a result of an act or omission of Tenant or Tenant's Parties, Tenant shall reimburse Landlord for the entire cost of any such repair or maintenance immediately upon written demand therefor. Tenant shall take good care of all property and fixtures. Tenant shall engage a certified pest control firm to perform regular extermination for all pests. Notwithstanding anything to the contrary contained in Section 8.02, if within six (6) months of the Commencement Date a capital repair is required with respect to the electrical system serving the Premises or the HVAC system serving the Premises and the need for such capital repair is not caused by an act or omission by Tenant or Tenant's agents, employees or contractors (including, without limitation, the failure of Tenant to provide routine maintenance with respect to the HVAC system serving the Premises), Landlord shall be responsible for the cost of such capital repair.

8.03         Repair Damage. Tenant shall be responsible for payment within two (2) days of demand from Landlord for any and all costs associated with the repair of any damage to any part of the Project caused by Tenant's Parties.

ARTICLE IX - ALTERATIONS. ADDITIONS AND IMPROVEMENTS

9.01 Landlord's Consent; Conditions. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises, including, without limitation, any pre-occupancy work ("Alterations") without the prior written consent of Landlord, which consent, with respect to Alterations which are non-structural, non-exterior and which do not affect any building systems, shall not be unreasonably withheld. For purposes of this Article DC, the term "Alterations" shall be deemed to include, without limitation, the installation, alteration, replacement or removal of any communications or computer wires, cables and related devices ("Lines"). In addition to such other prerequisites to making Alterations as Landlord may reasonably impose, Tenant shall (A) obtain Landlord's prior written approval of all plans and.specifications therefor which shall be sealed by a certified architect or engineer, the times when the Alterations are to be performed, and the contractors and subcontractors performing work in connection with the Alterations; (B) employ only contractors and subcontractors who shall not cause labor disharmony; (C) receive all necessary permits and approvals from all governmental authorities having jurisdiction; (D) deliver to Landlord such payment and performance bonds and insurance as Landlord shall reasonably require; (E) pay to Landlord on demand all costs incurred by Landlord in connection with Tenant's Alterations, including but not limited to costs in reviewing the plans and specifications relating thereto; and (F) provide Landlord with copies of as-built plans upon completion of the Alterations. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision thereof shall constitute any warranty by Landlord of the adequacy of the design. for Tenant's Permitted Use or the proper performance of the Alterations. Landlord shall not be liable for any injury, loss or damage to Tenant or Tenant's property relating to the performance of any Alterations. Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from, any problems relating to Tenant's uninterrupted and unaffected use of any Lines per the Tenant's requirements. Tenant shall reimburse Landlord for Landlord's reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations.

9.02 Performance of Alterations Work. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all Applicable Laws of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Project, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with Landlord or any other tenants or occupants of the Project. No asbestos-containing materials or PCB's shall be used or incorporated in the Alterations. No lead-containing surf-acing material, solder, or other construction materials or fixtures where the presence of lead might create a condition or exposure not in compliance with Environmental Laws shall be incorporated in the Alterations. In no event shall Tenant, its agents, employees, contractors, licensees or invitees enter upon the roof of the Building without the prior written consent of Landlord.

9.03 Liens. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Project free from all liens, stop notices and violation notices relating to Tenant's Alterations, and Tenant shall protect, indemnify, hold harmless and defend Landlord from any and all loss, cost, damage, liability and expense, including attorneys' fees, related to any such liens or notices. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with swum contractor's statements and lien waivers covering all work theretofore performed. If Tenant fails to pay and remove such lien, claim or encumbrance within ten (10) days after recordation, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, together with interest thereon equal to the lesser of the maximum rate permitted by law or twelve percent (12%) per annum, shall be due and payable by Tenant upon demand..

9.04 Removal of Alterations. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations prior to termination of this Lease and shall promptly repair any resulting damage, all at Tenant's sole expense. Upon the expiration or earlier termination of this Lease, Tenant shall,-at its sole expense, remove all of Tenant's trade fixtures, equipment, furniture and other personal property and repair any damage to the Premises or the Project caused by such removal. If Tenant shall fail to remove any such items or repair such damage promptly after the expiration or earlier termination of this Lease, Landlord may do so with no resulting liability to Tenant and Tenant shall pay Landlord the cost thereof; upon demand.

ARTICLE X - INDEMNIFICATION AND INSURANCE

10.01 Indemnification. Tenant agrees to protect, indemnify, hold harmless and defend Landlord and Mortgagee, and their respective partners, shareholders, members, managers, directors, officers, agents, employees, contractors, clients and. invitees (collectively "Landlord's Parties") from and against any and all claims, actions, causes of action, judgments, fines, penalties, losses, damages (including Environmental Damages), liabilities and actual attorney's and consultant's fees and legal and other costs and expenses, including but not limited to damages for bodily injury, death and property damage, which are caused by, arise out of occasioned by or in any way attributable to any of the following, whether the active or passive negligence of Landlord's Parties was a contributing cause, except to the extent caused by the gross negligence of Landlord's Parties: (A) the use or occupancy of the Premises, (B) the use or occupancy or any other portion of the Project by Tenant or any other Tenant's Parties, (C) the acts or omissions of any Tenant's Parties, or (D) the Handling, presence, release, spill, leakage or migration of any Tenant's Hazardous Materials. Nothing herein shall be interpreted or used to in any way. affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord. Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord. Tenant's indemnity obligations shall survive the expiration or sooner termination of this Lease.

10.02 Property Insurance.

(A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" or causes of loss-special form property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief theft, water damage of any type, including sprinkler leakage, bursting of pipes or explosion, earthquake, in an amount not less than one hundred percent (100%) of the replacement cost covering (i) leasehold improvements made at the expense of Tenant and (ii) Tenant's trade fixtures,  equipment, contents, bailed property, inventory, business records and other personal property from time to time situated in the Premises, including, without limitation, all floor and. wall coverings (collectively, "Tenant's Personal Property"). Such policy or policies shall not contain an exclusion for terrorism or mold damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's Personal Property shall be paid to Tenant

(B) At all times during the Lease Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will. reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

(C) Tenant shall procure and maintain environmental impairment insurance (occurrence coverage), or its equivalent form, if Tenant Handles any Hazardous Materials at the Project in such amounts as will cover any cost, liability or expense resulting from release, discharge, spill or leak of any Tenant's Hazardous Materials at the Project.

(D) Landlord shall at all times during the Lease Term procure and maintain "all-risk" or causes of loss-special form property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building and such other insurance as may be required by a Mortgagee or otherwise desired. by Landlord.

10.03 Liability Insurance. At all times during the Lease Term, Tenant shall procure and. maintain, at its sole expense, commercial general liability insurance with a Broad Form endorsement written on a per occurrence basis applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include as additional insureds the following parties: CP Wilsonville LLC, a Delaware limited liability company; International Airport Censers L.L.C., a Delaware limited liability company; and their respective members, managers, agents and employees, and/or such other parties as Landlord may reasonably designate from time to time. Such liability insurance shall be written as primary coverage, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds and shall not contain an exclusion for mold or terrorism.

10.04 Workers' Compensation Insurance. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Oregon, and Employers' Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury by Disease - Policy Limit.

10.05 Automobile Liability Insurance. At all times during the Lease Term, Tenant shall provide and maintain, at its sole expense, commercial automobile liability insurance including owned, non-owned and hired vehicles, applying to the use of any vehicles arising out of the operations of Tenant Such insurance shall apply to bodily injury and. property damage in a combined single limit of not less than One Million Dollars ($1,000,000) per accident.

10.06 Policy Requirements. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the state in which the Project is located and rated not less than in Best's Insurance Guide or a Standard and Poor's claims paying ability rating of not less than AA and Landlord shall approve the policy form and deductible. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Lease shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any other party designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Lease pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease. Tenant may not self-insure without the prior written consent of Landlord that may be withheld in Landlord's sole and absolute discretion. For purposes of this Lease, self-insurance shall include any self-insured retention or deductible programs. Tenant shall be responsible to Landlord for any costs incurred by Landlord that arise out of Tenant's failure to maintain any of the insurance required to be maintained hereunder,

10.07 Waiver of Claims. Tenant waives all claims against Landlord for injury or death to persons, damage to property, loss of income and additional expenses or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (a) any occurrence in or upon the Premises or Project; (B) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers; (c) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty; (D) any system or equipment serving the Premises or Building being defective, out of repair or -ailing; and (E) vandalism, malicious mischief; theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees. Tenant waives any right it might otherwise have to terminate this Lease for any reason pursuant to this Section 10.07.

10.08 Waiver of Subrogation. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance described in Section 10.02 to the extent of the injury or loss covered thereby. Such waiver shall apply to any deductibles or self-insured reserves. Any policy of insurance to be provided by Tenant pursuant to this Lease shall contain a clause denying the insurer any right of subrogation against Landlord.

ARTICLE XI - DAMAGE OR DESTRUCTION

11.01 Total Destruction. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

11.02 Partial Destruction of Premises. If the Premises are partially damaged by any casualty, Landlord shall, except as hereinafter provided, promptly use available insurance proceeds to repair any damage to the Premises (exclusive of any Alterations, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Base Rent shall be abated from the date of damage or destruction in proportion to the unusable portion of the Premises. If such repairs cannot, in Landlord's opinion, either (A) be made within two hundred forty (240) days after the date of discovery of the damage or destruction, or (B) be completed using only the insurance proceeds made available to Landlord, then Landlord may, at its option, exercisable by written notice given to Tenant, elect to terminate this Lease as of the date of discovery of the damage or destruction.

11.03 Exceptions to Landlord's Obligations. Notwithstanding the foregoing, in no event shall Landlord have an obligation to repair the Premises if either: (A) the Building is so damaged as to require costs of repairs exceeding ten percent (10%) of the full insurable value of the Building; (B) Landlord elects to demolish the Building; or (C) the damage or destruction occurs during the last two (2) years of the Term (without regard to un-exercised options, if any). Landlord's repair obligation hereunder shall be limited to the extent of insurance proceeds made available to Landlord. Tenant's Base Rent shall not be abated if either (i) the damage or destruction is repaired within twenty (20) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant's Parties, is, in whole or in part, responsible for the damage or destruction.

11.04 Waiver. The provisions contained in this. Lease shall supersede any contrary Iaws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.

ARTICLE XII - CONDEMNATION

12.01 Taking. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if the Landlord, at its option, is unable to provide substitute premises containing at least as much Rentable Area as described in Section 1.03 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

12.02 Award. In the event of any Condemnation, the entire award for such taking shall belong to Landlord, free of any claim by Tenant

12.03 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease.

ARTICLE XIII - RELOCATION

13.01 Relocation. Landlord shall have the option, upon not less than thirty (30) days prior written notice to Tenant, to relocate Tenant to other space in the Project, of approximately the same size and similar level of improvements to the Premises. Landlord shall reimburse Tenant for reasonable out-of-pocket relocation expenses approved by Landlord in advance of any such relocation. After such relocation, all terms, covenants, conditions, provisions, and agreements of this Lease shall continue in full force and effect and shall apply to the relocation space except that: (i) if the then unexpired balance of the Term of this Lease shall be less than one year, the term of this Lease shall be extended so that the unexpired balance of the Term of this Lease shall be one year from the date of the move and (ii) if the relocation space contains more square footage than the presently leased Premises, the monthly rental shall be increased proportionately. If Tenant shall retain possession of the Premises or any part thereof following the date set for relocation, Tenant shall be liable to Landlord, for each day of such retention, for double the amount of the daily rental for the last period prior to the date of such expiration or termination, plus actual damages incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made against Landlord by any succeeding tenant to the Premises and Landlord's costs in taking any action to evict Tenant from the Premises.

ARTICLE XIV - ASSIGNMENT AND SUBLETTING

14.01 Restriction. Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer") unless Tenant receives the prior written consent of Landlord, which consent shall not be unreasonably withheld pursuant to Section 14.04. For purposes of this Lease, the term "Transfer" shall also include (A) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (B) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter), or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net worth. A Transfer or other action in violation of the foregoing, at Landlord's option, shall be void and/or shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign this Lease, or sublease the Premises, or any part thereof to an "Affiliate" upon at least twenty (20) days prior written notice to Landlord, and provided further that said Affiliate is not in default under any other lease for space in a property that is managed or owned by Landlord or any of its affiliates. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant. The term "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment based in whole or in part on the net income or profits derived by any person from the Premises (other than an amount based on a fixed percentage(s) of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective.

14.02 Notice to Landlord. If Tenant desires to Transfer this Lease or any interest herein, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed Transfer, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent (A) a statement containing the name and address of the proposed assignee or subtenant; (B) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (C) the type of use proposed for the Premises; (D) all of the principal terms of the proposed assignment or subletting; and (E) four (4) originals. of the assignment or sublease on a form approved by Landlord and (F) four (4) executed originals of the Landlord's form of Consent to Sublease or Assignment and Assumption of Lease and Consent.

14.03 Landlord's Recapture Rights. At any time within twenty (20) business days after Landlord's receipt of all of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (A) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (B) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (C) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned- or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

14.04 Landlord's Consent; Standards. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld it, in Landlord's good faith judgment: (A) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (B) the business and operations of the proposed assignee or subtenant are not of comparable quality or type to the business and operations being conducted by other tenants in the Project; (C) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Project, or is negotiating with Landlord to lease space in the Project (D) the proposed assignee or subtenant is disreputable; (E) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes; (F) the transferee is a government (or agency or instrumentality thereof) or (G) Tenant is in default at the time Tenant requests consent to the proposed Transfer.
14.05 Excess Rent. In the event of any Transfer, all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, which exceed in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt without affecting or reducing any other obligation of Tenant hereunder.

14.06 Landlord's Costs. If Tenant shall Transfer this Lease for all or any part of the Premises or shall request the consent of Landlord to any -Transfer, Tenant shall pay to Landlord Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and an administrative fee to Landlord which shall not exceed Five Hundred Dollars ($500.00).

14.07 Continuing Liability of Tenant. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease.

14.08 Non-Waiver. A Transfer shall not relieve Tenant, Or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of -the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenants obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenants attorney-in-fact, to direct any assignee or subtenant to make all payments directly to Landlord.

ARTICLE XV - DEFAULT AND REMEDIES

15.01 Events of Default By Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(A) The failure by Tenant to pay Rent as and when due.

(B) The abandonment or vacation of the Premises by Tenant.

(C) Any prohibited Transfer under this Lease.

(D) The failure by Tenant to furnish Landlord any Subordination, Non-Disturbance and Attornment Agreement or Estoppel Certificate requested by Landlord within the time period prescribed herein.

(E) The failure by Tenant to observe or perform any other provision of this Lease if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant. The thirty (30) day notice described herein shall be in lieu of; and not in addition to, any notice required any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of a forcible entry and detainer or other legal proceeding.

(F) The making by Tenant, or if Tenant is a partnership or limited liability company by any partner or member thereof, of any general assignment for the benefit of creditors, the filing by or against Tenant or any one or more of the Guarantors, if any, of a petition under any federal or state bankruptcy or insolvency laws; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises; the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises; or the death or the dissolution of Tenant or any one or more of the Guarantors, if any.

(G) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Article XIV.

(H) Tenant's default under any other lease heretofore or hereafter made by Tenant or any of its Affiliates for any other space in the Project or other Projects of Landlord or its affiliates.

(I) A default under any guaranty executed and delivered by Guarantor to Landlord with respect to any obligation(s) of Tenant under this Lease.

15.02 Landlord's Option To Terminate Upon Tenant Default, In the event of any default by Tenant described in Section 15.01, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to recover from Tenant an amount equal to:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) to the extent not prohibited by applicable law, the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof; including such acts for reletting to a new tenant or tenant's; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as Landlord may be permitted under applicable law to recover from time to time.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

15.03 Mitigation of Damages. Whether Landlord terminates this Lease and/or Tenant's right to possession of the 12 Premises, Landlord shall only be obligated to mitigate Landlords damages to the extent then required by applicable law.

15.04 Landlord's Option To Continue Lease Upon Tenant Default. In the event of a default of this Lease, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease.

15.05 Right of Landlord to Perform. If Tenant shall fail to perform any required act under this Lease, Landlord may, without obligation, do so without waiving Tenant's obligations under this Lease. In such event, Tenant shall pay to Landlord, as Rent, any sums incurred by Landlord, together with an administrative charge equal to ten percent (10%) thereof. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

15.06 Non-Waiver. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or at law or equity provided. Moreover, the acceptance by Landlord of any Rent, while Tenant shall be in default hereunder, shall not serve or .operate as a waiver of any rights and/or remedies to which Landlord otherwise would be entitled hereunder or at law or in equity as a result of such default. The delivery of keys to Landlord's agent or employee shall not operate as a termination of this Lease or as a surrender of the Premises, unless so acknowledged in writing by Landlord.

15.07 Grant of Security Interest. Intentionally deleted.

15.08 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms hereof are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions hereof In addition to the other remedies provided herein, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions hereof or to a decree compelling specific performance of any such covenants, conditions or provisions.

15.09 Landlord's Default. Landlord shall not be in default under this Lease unless Landlord fails to perform its obligations hereunder within a reasonable time, but in no event later than sixty (60) days after written notice by Tenant to Landlord and to Mortgagee whose name and address shall have been furnished to Tenant in writing and specifying how Landlord has failed to perform such obligations and the act required to cure the same; provided,-however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for performance, Landlord shall not be in default if Landlord commences performance within such sixty (60) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction. In no event shall Landlord be liable to Tenant or' any person claiming through or under Tenant for consequential, exemplary or punitive damages.

ARTICLE XVI - SUBORDINATION AND ATTORN1VIENT

16.01 Subordination. This Lease, and the rights of Tenant hereunder, shall be subject and subordinate to the interests of (A) all present and future ground leases and master leases of all or any part of the Project; (B) present and future mortgages and deeds of trust encumbering all or any part of the Project, (C) all past and future advances made under any such mortgages or deeds of trust; and (D) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is herein referred to as a "Mortgagee") may elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Within two (2) days of written request from Landlord, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to affect the purposes of this Section 16.01, including, without limitation, a Subordination, Non-Disturbance and Attornment Agreement substantially similar to the form attached hereto as Exhibit E. Any obligations of Mortgagee shall be non-recourse as to any assets of such Mortgagee other than its interest in the Premises.

16.02 Attornment. If requested to do so, Tenant shall attom to and recognize as Tenant's landlord under this Lease any Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust or sale of property or any other reason, and Tenant shall, within two (2) days of demand, execute any documents reasonably requested by any such person to evidence the foregoing.

16.03 Mortgage and Ground Lessor Notice. Tenant shall give any Mortgagee or ground lessor, by certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee. If Landlord shall fail to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured within that time, then such additional time as may be reasonably necessary), then the Mortgagee shall have an additional thirty (30) days within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be reasonably necessary).

ARTICLE XVII - RULES AND REGULATIONS

17.01 Rules and Regulations. Tenant shall abide by, and faithfully observe and comply with the rules and regulations set forth in Exhibit D and any reasonable amendments or additions thereto which may hereafter, from time to time, be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises, the Building and/or the Project. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Project.

ARTICLE XVIII - ESTOPPEL CERTII'ICATES

18.01 Estoppel Certificates. Tenant shall, from time to time, within two (2) days of written request from Landlord deliver to Landlord and any other party designated by Landlord, an estoppel certificate substantially similar to the form attached hereto as Exhibit F, acknowledged and executed by Tenant and any Guarantor of this Lease. Any such certificate given to any Mortgagee or prospective Mortgagee may contain certifications of such other matters, customarily required by such Mortgagee. If Tenant does not deliver to Landlord the certificate as required herein, then Landlord is granted an irrevocable power-of-attorney, Coupled with an interest, to execute such certificate on Tenant's behalf, which statement shall be binding on Tenant (and such grant shall not be in limitation of Landlord's other remedies for such failure by Tenant).

ARTICLE XIX - ENTRY BY LANDLORD

19.01 Entry by Landlord. Landlord, and Landlord's contractors, agents and consultants may enter the Premises at all reasonable times, other than in the case of any emergency in which case any such party may enter the Premises at any time, to: inspect the same; exhibit the same to prospective purchasers, prospective mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease, including, without limitation, the Handling of Hazardous Materials by Tenant supply services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility or to make repairs or improvements in or to the Project or the Premises. Tenant hereby waives any claim for damages for any injury to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry or repair or service work which Landlord deems to be reasonably necessary. Landlord may require Tenant to provide a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's safes and similar areas designated by Tenant in writing in advance), and Landlord may obtain entry to the Premises, and any entry shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of this Lease. If Landlord obtains entry by means other than a key, the cost of such entry shall be payable by Tenant to Landlord on demand. No locks shall be placed on any door in the Building without the prior written consent of Landlord.

ARTICLE XX - LANDLORD'S LEASE UNDERTAKINGS: TRANSFER OF LANDLORD'S INTEREST

20.01 Landlord's Lease Undertakings. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed that: (A) the recourse of Tenant against Landlord with respect to the alleged breach by Landlord of any representation, warranty, covenant, undertaking or agreement contained in- any of the Lease Documents or otherwise arising out of this transaction or Tenant's use of the Premises or the Project (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate"), and not to any other assets of Landlord's Parties; and (B) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against Landlord's Parties.

20.02 Transfer of Landlord's Interest. Landlord shall have the right to sell, transfer or assign the Project, or any part thereof or Landlord's interest in this Lease in which event Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord. Any Security Deposits or advance rents held by Landlord shall be turned over to the successor and said successor shall expressly assume, subject to the limitations of this Article XX, all the terms, covenants and conditions of this Lease to be performed by Landlord arising from and alter the date of the transfer, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Article XX, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

ARTICLE XXI - SURRENDER: HOLDOVER TENANCY

21.01 Condition of Premises and Removal of Property, At the expiration or earlier termination of this Lease or termination of Tenant's right to possession of the Premises, Tenant shall surrender possession of the Premises in a professionally cleaned condition and good repair, free of debris, and otherwise in the condition required under Section 8.02, ordinary wear and tear excepted, and in compliance with the conditions specified in Landlord's form of Suite Surrender Checklist then in use. Tenant understands that "ordinary wear and tear" does not mean Tenant shall be relieved of performing its obligations hereunder relating to maintenance, repairs and replacements as provided for in this Lease. The cost and expense of any repairs or restoration of the Premises shall be borne by Tenant, provided that if Tenant shall fail to promptly perform such repairs or restoration, Landlord may, without obligation, perform same and Landlord shall be reimbursed by Tenant

21.02 Abandoned Property. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

21.03 Holdover Tenancy, If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to twice the Rent payable during the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant shall indemnify, protect, defend and hold harmless Landlord's Parties from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by Landlord's Parties and arising by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

ARTICLE X301- MISCELLANEOUS

22.01 Entire Agreement. This Lease contains all of the agreements relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements between Landlord and Tenant and alone expresses the agreement of the parties.

22.02 Amendments. This Lease shall not be amended, in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

22.03 Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

22.04 Force Majeure. Notwithstanding anything in this Lease to the contrary, Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to governmental law, ordinances, rules or regulations, strike, labor trouble, fire, flood, earthquake, civil commotion, act of war, terrorism or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence.

22.05. Survival of Obligations. Any obligations of Tenant accruing prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

22.06 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Project is located without respect to conflicts of law principles. Any action regarding this Lease shall be brought in the state and county in which the Project is located and both parties covenant that jurisdiction and venue are proper in the state and county in which the Project is located.

22.07 Severability. If any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law, If two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, then the interpretation rendering the provision enforceable shall be adopted.

22.08 Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the review of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

22.09 Independent Covenants. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

22.10 Time is of the Essence. Time is of the essence hereof and the performance of all obligations hereunder.

22.11 Joint and Several Liability. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of Rent and the performance of Tenant's obligations hereunder.

22.12 Exhibits and Schedules. Exhibits A-1 (Outline of Premises), A-2 (Space Plan of Landlord's Work), A-3 (Right of First Offer Space), B (Landlord's Work), C (Tenant Operations Inquiry and List of Permissible Hazardous Materials and Quantities), D (Rules and Regulations), E (Subordination, Non-disturbance and Attonament Agreement), and F (Estoppel Certificate) are incorporated herein by reference.

22.13 Offer to Lease. The submission of this Lease to Tenant does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until it is fully executed by Landlord and Tenant; provided, however, that, execution of this Lease by Tenant and delivery to Landlord, shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an irrevocable offer by Tenant for sixty (60) business days following the date of delivery.

22.14 Waiver; No Counterclaim. To the extent permitted by applicable law, Tenant waives the right to a jury trial in any proceeding regarding this Lease and the tenancy created by this Lease. If Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature in any such proceeding. To the extent permitted by applicable law, Tenant waives any and all rights of redemption granted by any present or future laws. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

22.15 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for 15set-off or abatement of Rent: (A) to change the name or street address of the Building; (B) to install, modify and maintain all signs on the Building or in the Project; (C) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (D) to modify, relocate and to have access to any mail boxes located on the Project according to the rules of the United States Post Office; (E) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (F) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Project; and (G) to install, maintain or repair pipes, ducts, conduits, wires or structural elements located in or through the Premises which serve other parts or other tenants of the Project.

22.16 Tenant Operations Inquiry. As a material inducement to Landlord to enter into this Lease, Tenant has completed Exhibit C, and Tenant represents and warrants to Landlord that said exhibit is true and correct in all material respects and is not misleading, and Landlord reserves the right to require Tenant to update and re-certify Exhibit C from time to time.

22.17 Quiet Enjoyment. Provided that Tenant performs all of its obligations hereunder, Tenant shall peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

22.18 Attorney's Fees: Costs of Suit. If either Landlord or Tenant shall commence any action or proceeding against the other relating to this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or proceeding is prosecuted to judgment. Landlord shall be entitled to recover from Tenant, upon demand, all actual attorneys' fees incurred in seeking enforcement of Tenant's obligations under this Lease.

22.19 Brokers. The parties recognize the Broker(s) specified in Section 1.13 as the Broker who procured this Lease transaction and agree that Landlord shall be solely responsible for the payment of the brokerage commission to said Broker(s) pursuant to a separate agreement between Landlord and Broker. If Tenant has dealt with any other person, firm or broker in respect to leasing or subleasing space in the Project, Tenant shall be solely responsible for the payment of any fee due said person, firm or broker and Tenant shall protect, indemnify, hold harmless and defend Landlord from same.

22.20 Notices. All notices from Landlord or Tenant to the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or by overnight courier, addressed to the Landlord at the address for Landlord set forth in Section 1.11 above and to Tenant at the address for Tenant set forth in Section 1.12 above, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given and served when delivered personally or otherwise at the time the same was posted.

22.21 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

22.22 USA Patriot Act and Anti-Terrorism Laws. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and. Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"). Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, htto://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in. items (i) through (v), above. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 22.22.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

TENANT:

Trellis Earth Products, Inc., an Oregon corporation

By:           /s/ Mike Senzaki
Name:      Mike Senzaki
Title:        Chief Financial Officer

LANDLORD:

CP Wilsonville LLC, a Delaware limited liability company

By:           International Airport Centers L.L.C.
A Delaware limited liability company,

By:           /s/Michael Daniels
Name:      Michael Daniels
 Managing Director

EXHIBIT A-1

Outline of Premises

COMMERCE PARK — WILSONVILLE

EXEIEBIT A-2

Space Plan of Landlord's Work

EXHIBIT A-3
Right of First Offer Space

21
EXHIBIT B
Landlord's Work
Except as expressly set forth below, Landlord shall have no obligation to make any improvements to the Premises and the Premises shall be delivered to Tenant in its "as is" condition. Landlord shall, using such building standard materials as Landlord determines appropriate in its business judgment, perform the work in the Premises: (a) in the office portion of the Premises, (i) paint the interior walls, (ii) re-carpet the office space, (iii) construct a new wall to create a private office area with a door as depicted on Exhibit A-2, and (iv) relocate a door in the office area and infill a wall as depicted on Exhibit A-2, (b) in the warehouse portion of the Premises, (i) construct a new full height demising wall once Landlord obtains a tenant for the space adjacent to the Premises (therefore, for the purposes of delivering possession of the Premises to Tenant, Landlord shall only be required to place a temporary fence in lieu of a demising wall), and (ii) separate light and heat from the adjacent space once Landlord obtains a tenant for the space adjacent to the Premises, and (c) perform such maintenance and repairs, if any, that is necessary to deliver possession of the Premises to Tenant with all mechanical, electrical, plumbing and other building systems serving the Premises to be in good condition on the Commencement Date.

As an inducement to lease, Landlord shall provide Tenant with a "Construction Allowance" for leasehold improvements of $36,464. The Construction Allowance shall be paid within thirty (30) days after Tenant's compliance with: (i) Tenant shall have provided Landlord with evidence reasonably satisfactory to Landlord that Tenant has completed all work for which Tenant is seeking reimbursement and that Tenant has obtained lien waivers with respect to all work for which Tenant is seeking reimbursement, (ii) Tenant shall not be in default of the Lease, and (iii) Tenant is open for business in the Premises. At any time upon fourteen (14) days written request given after the Commencement Date, Tenant by written request to Landlord, shall have the right to receive from Landlord any then undisbursed balance of the Construction Allowance. In the event Tenant is in default under the Lease beyond any applicable grace period and Landlord thereafter terminates this Lease, the unamortized portion of the Construction Allowance shall be deemed sums advanced by Landlord on Tenant's behalf and such unamortized portion (in accordance with the formula set forth below) shall be due from Tenant as Additional Rent payable in a lump sum as an additional default remedy of Landlord under the Lease.

Amortization Formula
U= A x (RM / LM)
WHERE
U = Unamortized portion of Construction Allowance.
A = Amount of Construction Allowance plus simple interest at 12% per annum from the date of this Lease until the date of termination.
LM = Total Months during the initial Lease Term.
AND
RM = Remaining Months to the end of the initial Lease Term..

22
EXBIBIT C
Tenant Operations Inquiry form
SEE ATTACHMENT.

List of Permissible

Hazardous Materials and Quantities

None

12-0.97
EXHIBIT C
TENANT OPERATIONS INQUIRY
Property Name/Code :
Please read the following instructions:
Lease address

New, Renewal, Sublease? (circle one)

This document will be a part of the lease agreement. Please be accurate and answer ALL questions completely.
DO NOT answer "N/A" to any question; instead circle"yes" or "no" or answer "none". An authorized signature is required.

1.	Name of Company: TRELLIS EARTH PRODUCTS, INC.

2.	Address (local): 13315 NE Airport Way, Suite 800

Phone Number (local): 503-922-0485

3.	Address (corporate): 13315 NE Airport Way, Suite 800

Phone Number (local): 503-922-0485

4.	What is your business? (describe briefly) Importer and distributor of bioplastic disposables such as bags, cutlery and deliware.
5. What operations will you maintain at the proposed facility? Import receipt and distribution only at this time.

6.
Describe any assembly, manufacturing, machining, painting, printing or mechanical repair activities that will be part of your business operations at the proposed facility.No manufacturing or assembly is proposed at this location at the current time.

7. TENANT CHEMICAL INVENTORY AT PROPOSED FACILITY - (if more room is required, make additional copies of this sheet)
(DO NOT Include small quantities ofjanitodal cleaners, toner and other office supplies)

List each Chemical	What will be the	What will be the	What will be the	How will the
separately(by chemical	average quantity	maximum quantity	annual quantity	chemical be stored?
name where available).	stored on the	stored on the	passing through the	(Use alpha-codes below)
Provide copies of Material	premises?	premises?	premises?
Safety Data Sheets

No chemicals at this time.

12—Oci-47

 EXHIBIT C

TENANT-OPERATIONS. INQUIRY

8. Describe any pollution control equipment that will be used at the proposed facility. (example: paint spray booth, fume hood, waste water treatment).No pollution control equipment will be used at this time.

9. List any chemical wastes	How will the	How will the chemical
generated by your	chemical wastes	wastes be disposed?
special disposal?	be stored on-site?	(example: recycled,
example: waste on. waste solvent)		landfilled, incinerated)

No chemical wastes will be generated

 10. Does your business have an EPA Hazardous Waste Generator ID Number?YesNo
11.	What spill prevention and containment measures will be in place for the chemicalsand wastes stored at the proposed facility? (describe briefly)No spill prevention will be required.

12.	Does your business have an Emergency Response or Contingency Plan inplace in the event of a chemical incident? (please provide a copy)

Yes                                                      No

13.	Does your business have any type of Hazardous Materials training programfor your employees?YesNo If "yes" describe here:

No hazardous materials training programs in place because there will be no hazardous materials are on site.

14.  Do you have copies of all the Material Safety Data Sheets (MSDS) at your facility for the chemicals listed in question #7? (please provide copies)

Yes                                                      No

15.	Does your business carry environmental impairment insurance coverage in the event of a chemical incident?

Yes	No

  How much coverage? (Please provide a copy of the certificate of insurance).

16.	Will you be required to make filings and notices required by SARA TITLE III for the operations at the proposed facility?

Yes                                                      No

17. This form was prepared by the undersigned as a complete and correct description of tenant's proposed operations at the location noted, and the Landlord rely on this information.

/s/ Robert M. Crosby Signature	4/9/2011 Date

Robert M. Crosby
Print Name

EXHIBIT D

Rules and Regulations

1. No storage outside the Premises of any material, pallets, disabled vehicles or other items will be permitted, including but not limited to trash, except in containers approved by Landlord. Tenant shall not allow anything to remain in any common area or other area outside the Premises, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, employees or invitees. Common utility closets, telephone closets, and other such areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant or other parties without Landlord's prior written consent.

2. Tenant shall not install any antenna, satellite dish or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building, without Landlord's prior approval in writing, No showcases, awnings or other articles or projections shall be affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

3. Canvassing, soliciting, distribution of hand-bills or any other written material peddling in the Project are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not advertise the business activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the Project name in any letterheads, advertisements, or other materials without Landlord's express prior written consent

4. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

5. Tenant agrees to park in only those parking stalls designated as tenant parking. Tenant shall hold Landlord's Parties harmless for the removal and charges related thereto when Tenant, or its employees, park in spaces designated as reserved parking (other than reserved for Tenant), visitor parking, handicapped parking, or fire lanes. Tenant shall not park or allow to be kept any vehicle on the Project, either company or personnel, which is not being used on a daily basis. Tenant shall abide by any restrictions imposed by Landlord regarding the number and location of truck/tractor trailers.

6. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Project and/or Premises except as expressly permitted pursuant to the terms of the Lease attached hereto..

7. Tenant shall not install, nor maintain, any signs, flags, window shades, blinds, drapes, displays, awnings or other similar items that may be visible from the exterior of the Premises without Landlord's written approval. Tenant, at its sole expense, shall maintain all approved signs in good repair and first class condition. Tenant shall not use strobe or flashing lights in or on the Premises or in any signs therefor.

8. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of on or about the Premises or Project. If any employees stile,  or if picket lines or boycotts or other visible activities objectionable to Landlord are conducted against Tenant, its employees, agents, contractors or licensees in or about the Project, Tenant shall immediately close the Premises and take such other action necessary to remove any such dispute from the Project

9. Tenant shall not permit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees. Tenant shall not permit the placement of video or other electronic games in the Premises.

10. Tenant shall not place a load upon any floor of the Premises or paved area of the Project exceeding the load for which it was designed to carry or be utilized. Unless amended in writing by Landlord, the warehouse floor load shall be no greater than 500 lbs./s.f. and the office and mezzanine space, if any, floor load shall be no greater than 100 lbs./s.f. All business machines, mechanical equipment, noise or vibration generating equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other occupants of the Project or any adjacent property.

11. In connection with any work to be performed in any portion of the Building by any of Tenant's Parties, Tenant shall be responsible for ensuring compliance with all applicable rules and regulations then in effect, which hereby are incorporated herein by this reference.

12. Landlord may waive any of these Rules and Regulations for the benefit of any particular tenant or occupant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or occupant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify, in whole or in part, the terms and conditions of any lease on premises in the Project. Tenant shall be responsible for ensuring compliance with the then current Rules and Regulations, by Tenant's Parties, or any other occupants of the Premises.

EXBIBIT E
Subordination, Non-Disturbance and Attornment Agreement
THIS INSTRUMENT PREPARED BY AND AFTER RECORDING RETURN TO:

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this

"Agreement"), dated this                                               day of                                                       , 2005, between , a
("Tenant"), and LaSalle Bank National Association, a national banking association, its successors and assigns ("Lender"), having its principal place of business at 135 S. LaSalle, Suite 3410, Chicago, IL 60603, Attention: Real Estate Capital Markets.

RECITALS:

I.Tenant is the lessee under that certain lease executed between Tenant and
                           , a ("Landlord"), dated                                   ,(the lease and
all amendments thereto are hereinafter referred to as the "Lease"), covering all or a portion of property legally described in Schedule I attached hereto and made a part hereof (the "Property").

IL Lender is making a loan (the "Loan") to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage") and an assignment of leases and rents from the Property.

M.As a condition to making the Loan, Lender requires that Tenant enter into this Agreement and

Tenant acknowledges that Lender is relying upon this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.
The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, rights of set off, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

B.
In the event Lender elects to foreclose the Mortgage, Lender will not join Tenant in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required) as long as Tenant has not amended the Lease without Lender's prior written consent and is not in default under the Lease.

C.	No cancellation, modification, amendment, extension, or assignment of the Lease, and no subletting or prepayment of more than one month's rent shall be made without Lender's prior written consent.

D.
All rent payments shall be paid as provided under the Lease until. Tenant has been otherwise notified by Lender or its successor and assign. Tenant agrees that, upon receipt of a notice from Lender or its successor or assign that there has been a default by Landlord under the loan documents executed in connection with the Loan, Tenant shall make all subsequent rent payments directly to Lender (or its successor or assign), or at the direction of Lender (or its successor or assign). All prepayments of more than one month's rent and any and all termination fees paid by Tenant, or at Tenant's direction, shall be payable jointly to Lender and Landlord.

E.
In the event that Lender shall succeed to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease and Tenant has not amended the Lease without Lender's prior written consent, Lender agrees not to disturb or otherwise interfere with Tenant's possession of the leased premises for the unexpired term of the Lease, provided that Lender shall not be:

1.	liable for any act or omission of Landlord or any prior landlord under the Lease;

2.	subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord;

3.	bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;

4.	bound by any amendment or modification of the Lease made without Lender's prior written consent; or

5.	liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Lender has actually received said security deposit.

F.
Upon Lender's succeeding to Landlord's interest under the Lease, Tenant covenants and agrees to attom to Lender or a purchaser at a foreclosure or trustee's sale, to recognize such successor landlord as Tenant's landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease. If requested by Lender .or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

G.
Tenant shall deliver to Lender a copy of all notices Tenant delivers to or receives from Landlord in accordance with the notice provisions set forth herein. Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Lender of such default and give Lender the opportunity to cure such default within the later of (i) thirty (30) days after the expiration of any notice and cure period or (ii) thirty (30) days of Lender's receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default; provided that Lender commences the cure within such period and diligently pursues the cure thereafter).

H.	This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

I.	This Agreement can be modified only in writing duly executed by both parties.

Any notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Lender:                        LaSalle Bank National Association
135 S. LaSalle Street
Suite 3410
Chicago, Illinois 60603
Attn:           Real Estate Capital Markets

To Tenant:

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

K.
If any action or proceeding is instituted to enforce the terms hereof, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees, costs and expenses of the prevailing party.

L.	This Agreement, and all obligations of Tenant hereunder, shall terminate upon the release and satisfaction of the Mortgage.

M.
The undersigned representative of Tenant certifies that he/she has full power, authority and right to execute and deliver this Agreement on behalf of Tenant and to bind Tenant to the provisions hereof.

N.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement. This Agreement shall inure to the benefit of Lender, its successors and assigns and shall be binding upon Tenant and its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TENANT:

By:
Name:
Its:

LENDER:

LaSalle Bank National Association, a national banking association

By:
Name:
Its:

JOINDER

As an inducement for Lender to execute and deliver this Agreement and close the Loan referenced herein,

 a                           the Guarantor of Tenant's obligations under the Lease, hereby (i) acknowledges and consents to the terms of the Agreement, and (ii) agrees to assume all of Tenant's liability arising under the Agreement with respect to a breach by Tenant of any of its obligations contained in the Agreement.

By:
Name:
Its:

STATE OF ILLINOIS                                            )
)ss.
COUNTY OF                                                           )

I,, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CER1.11Y, that                                                      theof LaSalle Bank National Association, a
national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said Bank, for the uses and purposes therein set forth.

Given under my hand and notarial seal this                                                                             day of           200           .

Notary Public
[SEAL]
My commission expires:

STATE OF ILLINOIS  )
 )ss. COUNTY OF   )

I,                                            a Notary Public in and for said County, in the State aforesaid, DO HEREBYCERTIFY,that, theof, a, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said , for the uses and purposes therein set forth.

Given under my hand and notarial seal this                                                                             day of           , 200           .

Notary Public
[SEAL]

My commission expires:

STATE OF ILLINOIS) )ss.
COUNTY OF   )

I,                                            a Notary Public in and for said County, in the State aforesaid, DO HEREBYCERTIFY,that, theof, a, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said , for the uses and purposes therein set forth.

Given under my hand and notarial seal this                                                                              day of           , 200           .

Notary Public
[SEAL]
My commission expires:

SCHEDULE I LEGAL DESCRIPTION

EXHIBIT F

Estoppel Certificate

Tenant Trade Name:

Suite/Floor/Space No.

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this "Estoppel"), is executed this day of, 200, by, a ("Tenant"), to and in favor of LaSalle Bank National Association, a national banking association, its successors and assigns ("Lender"), having its principal place of business at 135 S. LaSalle, Suite 3410, Chicago, IL 60603, Attention: Real Estate Capital Markets.

RECITALS:

I.Tenant is the lessee under that certain lease executed between Tenant and
 a                             ("Landlord"), dated                                                         ,       (the lease and all amendments thereto are hereinafter referred to as the "Lease"), covering all or a portion of property legally described in Schedule I attached hereto and made a part hereof (the "Property").

II. Lender is making a loan (the "Loan") to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage") and an assignment of leases and rents from the Property.

III. As a condition to making the Loan, Lender requires that Tenant enter into this Estoppel and Tenant acknowledges that Lender is relying upon this Estoppel.

NOW, THEREFORE, Tenant does hereby certif., to Lender as follows: A. Tenant hereby represents, acknowledges and agrees as follows:                                                                           .

1.	Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

2.
The Lease does not contain any options to purchase and/or lease additional space, rights of set off, rights of first refusal to purchase and/or lease additional space or any similar provisions regarding acquisition of ownership interests or additional leased space in the building except as follows:

3.	The term of the Lease commenced on and will terminate on:

4.	The current monthly rent payment under the Lease is $. Rent has been paid through , 2004. No advance rents have been prepaid except for the current month.

5.	In addition to monthly rent payments, the following amounts are also payable on a basis for the following purposes:

6.	The improvements described in the Lease have been completed and accepted by Tenant

7.	The security deposit under the Lease is currently $

8.	Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

9.
Tenant is in occupancy, open for business and paying full contractual rent without right of offset or rent abatement; and such possession having been delivered by the Landlord pursuant to the Lease and having been accepted by the Tenant.

10.
Tenant has no existing claims, defenses or offsets under the Lease against Landlord, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

11.	No cancellation, modification, amendment, extension, or assignment of the Lease, and no subletting or prepayment of more than one month's rent shall be made without Lender's prior written consent.

12.
All rent payments shall be paid as provided under the Lease until Tenant has been otherwise notified by Lender or its successor and assign. Tenant agrees that, upon receipt of a notice from Lender or its successor or assign that there has been a default by Landlord under the loan documents executed in connection with the Loan, Tenant shall make all subsequent rent payments directly to Lender (or its successor or assign), or at the direction of Lender (or its successor or assign). All prepayments of more than one month's rent and any and all termination fees paid by Tenant, or at Tenant's direction, shall be payable jointly to Lender and Landlord.

13.
Upon Lender's succeeding to Landlord's interest under the Lease, Tenant covenants and agrees to attom to Lender or a purchaser at a foreclosure or trustee's sale, to recognize such successor landlord as Tenant's landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease, If requested by Lender or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

14.	Tenant will not look to Lender for the return of the security deposit, if any, under the Lease, except to the extent that such funds are delivered to Lender.

15.	The guaranty of the Lease, if any, is in full force and effect.

16.	Tenant will deliver to Lender (at the address set forth above) a copy of all notices Tenant delivers to or receives from Landlord.

17.	There are no actions, whether voluntary or involuntary or otherwise pending against Tenant under the bankruptcy laws of the United States or any portion of its interest in the Property or the Lease.

B.
Tenant Shall, deliver to Lender a copy of all notices Tenant delivers to or receives from Landlord in accordance with the notice provisions set forth herein. Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Lender of such default and give Lender the opportunity to cure such default within the later of (i) thirty (30) days after the expiration of any notice and cure period or (ii) thirty (30) days of Lender's receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default; provided that Lender commences the cure within such period and diligently pursues the cure thereafter).

C.
This Estoppel may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement. This Estoppel shall inure to the benefit of Lender, its successors and assigns and shall be binding upon Tenant and its successors and assigns.

IN WITNESS WHEREOF, the Tenant has executed this Estoppel the day and year first above written.

TENANT:

By:
Name:
Its:

STATE OF                                      )
)ss.
COUNTY OF                                  )

I,                                            a Notary Public in and for said County, in the State aforesaid, DO HEREBYCERTIFY,that, theof, a, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said , for the uses and purposes therein set forth.

Notary Public
[SEAL]
My commission expires:

SCHEDULE I LEGAL DESCRIPTION